                                                                     Exhibit 1


                  STOCKHOLDER AGREEMENT dated as of February 9, 1997, among
            WESTINGHOUSE ELECTRIC CORPORATION, a Pennsylvania corporation ("Parent"), the individuals and other parties listed on Schedule A attached hereto (together with any Transferee (as hereinafter defined), each, a "Stockholder" and, collectively, the "Stockholders"), and Edward L. Gaylord, Edith Gaylord Harper, Christine Gaylord Everest, Edward K. Gaylord II and Martin C. Dickinson, as trustees (in such capacity, together with any New Trustee (as hereinafter defined), each, a "Trustee", and collectively, the "Trustees") of the Trust (as hereinafter defined).


         WHEREAS Parent, G Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Gaylord Entertainment Company, a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended in accordance with Section 1.01(b) thereof or, with the consent of the Trustees, otherwise amended, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of Sub with and into the Company (the "Merger") following the Restructuring and the Company Distribution, upon the terms and subject to the conditions set forth in the Merger Agreement;

         WHEREAS as of the date hereof the Trustees constitute all the trustees of that certain voting trust (the "Trust"), created pursuant to the Agreement dated as of October 3, 1990, as amended by Amendment No. 1 to Voting Trust Agreement dated as of October 23, 1991 (as so amended, the "Trust Agreement"), among the Trustees and certain shareholders of the Company party thereto from time to time;


         WHEREAS as of the date hereof each Stockholder owns of record the number of shares of Class A Common Stock, $.01 par value, of the Company (the "Class A Common Stock"), and of Class B Common Stock, $.01 par value, of the Company (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), set forth opposite his, her or its name on Schedule A attached hereto (such shares of Common Stock, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as such Stockholder's "Non-Trust Shares");

         WHEREAS as of the date hereof the Trust owns of record 37,767,956 shares of Class B Common Stock (such shares of common stock, together with any other shares of capital stock of the Company deposited in or otherwise acquired by the Trust after the date of this Agreement, being collectively referred to herein as the "Trust Shares");

         WHEREAS as of the date hereof each Stockholder owns beneficially the number of Trust Shares set forth opposite his, her or its name on Schedule A attached hereto (such Trust Shares, together with any other Trust Shares acquired by such Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as such Stockholder's Trust Shares) and each Stockholder owns of record Trust Certificates (as such term is defined in the Trust Agreement) evidencing ownership of such Stockholder's Trust Shares); and

         WHEREAS as a condition to its willingness to enter into the Merger Agreement, Parent has requested that each Stockholder, individually as a shareholder and as a holder of Trust Certificates, and each Trustee, in his or her capacity as a trustee of the Trust, enter into this Agreement;

         NOW, THEREFORE, to induce Parent to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

         1. Representations and Warranties of each Stockholder. Each Stockholder hereby, severally and not jointly, represents and warrants to Parent in respect of himself, herself or itself as follows:

         (a) Authority. The Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable in accordance with its terms, except to the extent limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to any of the Stockholder's property or assets. If the Stockholder is married and the Stockholder's Non-Trust Shares or Trust Shares constitute community property or otherwise are owned or held in a manner that requires spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse or the person giving such approval, enforceable against such spouse or person in accordance with its terms. No trust of which the Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of any of the transactions contemplated hereby.

         (b) The Non-Trust Shares. The Stockholder is the record and beneficial owner of, or is trustee of a trust that is the record holder of, and whose beneficiaries beneficially own, and has good and marketable title to, the Non-Trust Shares set forth opposite his, her or its name on Schedule A attached hereto, free and clear of any claims, liens, encumbrances and security interests whatsoever. The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Non-Trust Shares and the Trust Shares set forth opposite his, her or its name on Schedule A attached hereto. The Stockholder has the sole right to vote such Non-Trust Shares, and none of such Non-Trust Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Non-Trust Shares, except the terms of this Agreement.

         (c) The Trust Shares. The Stockholder is the beneficial owner of, or is trustee of a trust whose beneficiaries beneficially own, the Trust Shares set forth opposite his, her or its name on Schedule A attached hereto, free and clear of any claims, liens, encumbrances and security interests whatsoever and has the power to sell, transfer and assign such Trust Shares and the Trust Certificates evidencing such Trust Shares, subject to the terms of the Trust Agreement.

         (d) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in respect of this Agreement or in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder, other than any financial advisor whose fee shall be paid by the Stockholder individually.

         2. Representations and Warranties of the Trustees. The Trustees hereby represent and warrant to Parent in their capacities as Trustees, as follows:

         (a) Authority. The Trustees constitute all of the trustees of the Trust. The Trustees have all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby on behalf of the Trust. This Agreement has been duly authorized, executed and delivered by the Trustees and constitutes a valid and binding obligation of the Trustees and of the Trust enforceable in accordance with its terms, except to the extent limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Trustees or the Trust or to any of the Trustees' or the Trust's property or assets. The Trustees do not require the consent of any of the holders of Trust

     Certificates or any other person (as defined in the Merger Agreement) to the execution and delivery by the Trustees of this Agreement or to the consummation by the Trustees of any of the transactions contemplated hereby.

         (b) The Trust Shares. The Trustees collectively are the record holder of, and have legal title to, the Trust Shares, free and clear of any claims, liens, encumbrances and security interests whatsoever, other than the express terms of the Trust Agreement (it being understood that no representation or warranty is made with respect to any claims, liens, encumbrances or security interests not created by the Trustees and relating solely to particular Trust Certificates evidencing Trust Shares). There are no shares of capital stock of the Company deposited in the Trust other than the Trust Shares. The Trustees have the sole right to vote the Trust Shares on any and all matters presented to the stockholders of the Company, and none of the Trust Shares is subject to any agreement, arrangement or restriction with respect to the voting of the Trust Shares, except the terms of the Trust Agreement and this Agreement.

         3. Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder that Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable in accordance with its terms, except to the extent limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the articles of incorporation or by-laws of Parent, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Parent or to any of Parent's property or assets.

         4. Covenants of each Trustee. Until the termination of this Agreement in accordance with Section 8, the Trustees hereby agree as follows:

         (a) At any meeting of stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, the Trustees shall, including by initiating a written consent solicitation if requested by Parent, vote (or cause to be voted) the Trust Shares in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement or any of the other Transaction Agreements.

         (b) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the stockholder's vote, consent or other approval is sought, the Trustees shall vote (or cause to be voted) the Trust Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other takeover proposal as such term is defined in the Merger Agreement (a "Takeover Proposal"), or (ii) any amendment of the Company's certificate of incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or any of the other Transaction Agreements or change in any manner the voting rights of each class of Company Common Stock. Subject to Section 10, the Trustees further agree not to commit or agree to take any action inconsistent with the foregoing.

         (c) The Trustees shall (i) not, without the consent of Parent, vote to amend, alter or modify the Trust Agreement pursuant to Section 27 of the Trust Agreement, (ii) not consent to the withdrawal of any Trust Shares from the Trust pursuant to Section 4 of the Trust Agreement or otherwise,
     (iii) not take any action that would result in the conversion of any of the Trust Shares into shares of Class A Common Stock, (iv) not resign from their respective positions as Trustees, (v) not vote for the removal of any of the other Trustees pursuant to Section 14 of the Trust Agreement or otherwise, (vi) not name any new trustee of the Trust unless required to do so pursuant to Section 15 of the Trust Agreement (such a new trustee, if any, a "New Trustee") and (vii) appoint only such New Trustees (if any) as are, or will contemporaneously with election and acceptance of appointment as such become, parties to this Agreement (and from and after such appointment, each such New Trustee shall be deemed to be, and be bound as if he or she had originally executed this Agreement in his or her capacity as, a Trustee for all purposes of this Agreement). Subject to
     Section 10, the Trustees further agree not to covenant or agree to take any action inconsistent with the foregoing.

         5. Covenants of each Stockholder. Until the termination of this Agreement in accordance with Section 8, each Stockholder, severally and not jointly, agrees as follows:

         (a) At any meeting of stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, the Stockholder shall, including by initiating a written consent solicitation if requested by Parent, vote (or cause to be voted) his, her or its Non-Trust Shares in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement or any of the other Transaction Agreements.

         (b) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the stockholder's vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) his, her or its Non-Trust Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Takeover Proposal or (ii) any amendment of the Company's certificate of incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or any of the other Transaction Agreements or change in any manner the voting rights of each class of Company Common Stock. Subject to Section 10, the Stockholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

         (c) The Stockholder agrees not to (i) sell, transfer (including by gift), pledge, assign or otherwise dispose of or, in the case of any shares of Class B Common Stock, otherwise Transfer (within the meaning of paragraph (xii) of Division (C)(5) of Article IV of the Restated Certificate of Incorporation of the Company) (collectively, "Transfer"), or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, his, her or its Non-Trust Shares and/or Trust Shares to any person other than pursuant to the terms of the Merger, unless such transferee agrees to be bound by the terms of this Agreement as if he, she or it had originally executed this Agreement as a Stockholder (any such person so agreeing to be bound, a "Transferee") and, in the case of shares of Class B Common Stock, only in a manner that would not cause such shares of Class B Common Stock to be converted into shares of Class A Common Stock (it being understood that no sale, transfer, pledge, assignment, disposition or Transfer that may occur as the result of the involuntary bankruptcy of the Stockholder will constitute a breach of this Agreement); provided, however, that not more than an aggregate of 603,993 shares of Class B Common Stock may be sold or transferred by all Stockholders collectively to one or more Transferees in a manner that would cause such shares of Class B Common Stock to be converted into shares of Class A Common Stock,
     (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in connection with, directly or indirectly, any Takeover Proposal, (iii) convert, or cause to be converted, or take any action that would result in the conversion of, any of his, her or its Non-Trust Shares consisting of Class B Common Stock into shares of Class A Common Stock (except as permitted in subsection (i) above), (iv) transfer to the Trustees any Trust Certificates in connection with the withdrawal of any his, her or its Trust Shares from the Trust pursuant to Section 4 of the Trust Agreement or otherwise or (v) execute any instrument directing the termination of the Trust pursuant to Section 20 of the Trust Agreement or otherwise. Subject to Section 10, the Stockholder further agrees not to commit or agree to take any of the foregoing actions.

         (d) Subject to Section 10, during the term of this Agreement, the Stockholder shall not, nor shall it authorize any investment banker, attorney or other adviser or representative of the Stockholder to,
     (i) directly or indirectly solicit, initiate or encourage the submission of, any Takeover Proposal or (ii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal.

         (e) Until after the Merger is consummated or the Merger Agreement is terminated pursuant to its terms, the Stockholder shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and each of the other transactions contemplated by the Merger Agreement or any of the other Transaction Agreements.

         (f) The Stockholder represents that any proxies heretofore given in respect of the Stockholder's Non-Trust Shares are not irrevocable, and that any such proxies are hereby revoked.

         (g) In the case of each of Mary I. Gaylord and Louise Gaylord Bennett, the Stockholder shall not decline appointment as a trustee of the Trust as contemplated by Section 15 of the Trust Agreement or otherwise unless she is not legally qualified to be appointed.

         6. Further Assurances. Each Stockholder and Trustee will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments and take such other actions as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

         7. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Parent may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         8. Termination. This Agreement shall terminate upon the earlier of
(a) the Effective Time of the Merger or (b) the time the Merger Agreement is terminated in accordance with its terms unless the Merger Agreement is terminated (i) by Parent or the Company pursuant to Section 8.01(b)(i), (ii) by the Company pursuant to Section 8.01(b)(iv) if at the time of such termination Parent had the right to terminate the Merger Agreement pursuant to Section 8.01(b)(v), (iii) by Parent pursuant to Section 8.01(b)(v) or (iv) at a time when one or more of the Stockholders or Trustees is in breach in any material respect of any of the terms or provisions of this Agreement and such breach cannot be or has not been cured within 30 days after the giving of written notice by Parent to the breaching Stockholder or Trustee of such breach, in all of which cases this Agreement shall terminate on August 9, 1998.

         9. General Provisions.

         (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

         (b) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Parent in accordance with Section 10.02 of the Merger Agreement and to the Stockholders (including, if applicable, in his or her capacity as a Trustee) at their respective addresses set forth on Schedule A attached hereto (or at such other address for a party as shall be specified by like notice).

         (c) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         (d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to Parent, it being understood that each party need not sign the same counterpart.

         (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein)
     (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         (f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

         10. Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his capacity as such director or officer. Each Stockholder signs solely in his, her or its capacity as the record holder and/or beneficial owner of, or the trustee of a trust whose beneficiaries beneficially own, his, her or its Non-Trust Shares and/or Trust Shares and nothing herein shall limit or affect any actions taken by such Stockholder in his or her capacity as an officer or director of the Company. Each Trustee signs in his or her capacity as a trustee of the Trust and nothing herein shall limit or affect any actions taken by a Trustee in his or her capacity as an officer or director of the Company.

         11. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the state of Delaware or a Delaware state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

         IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder, individually as a shareholder of the Company and as a Trust Certificate holders, and each Trustee, in his or her capacity as a trustee of the Trust, has signed this Agreement, all as of the date first written above.


                                           WESTINGHOUSE ELECTRIC
                                           CORPORATION,


                                       By: /S/ FREDRIC G. REYNOLDS
                                           ------------------------------
                                           Name:   FREDRIC G. REYNOLDS
                                           Title:  Executive Vice President,
                                                   Chief Financial Officer


                                       Stockholders:
                                       ------------

                                           /S/ EDWARD L. GAYLORD
                                           ------------------------------
                                           EDWARD L. GAYLORD

                                           /S/ EDITH GAYLORD HARPER
                                           ------------------------------
                                           EDITH GAYLORD HARPER

                                           /S/ CHRISTINE GAYLORD EVEREST
                                           ------------------------------
                                           CHRISTINE GAYLORD EVEREST

                                           /S/ EDWARD K. GAYLORD II
                                           ------------------------------
                                           EDWARD K. GAYLORD II

                                           /S/ LOUISE GAYLORD BENNETT
                                           ------------------------------
                                           LOUISE GAYLORD BENNETT

                                           /S/ MARY I. GAYLORD
                                           ------------------------------
                                           MARY I. GAYLORD

                                         EDWARD L. GAYLORD REVOCABLE
                                         TRUST,


                                     By: /S/ EDWARD L. GAYLORD
                                         ------------------------------
                                         Name: Edward L. Gaylord
                                         Title: Trustee


                                         MARTIN C. DICKINSON REVOCABLE
                                         TRUST,


                                     By: /S/ MARTIN C. DICKINSON
                                         ------------------------------
                                         Name: Martin C. Dickinson
                                         Title: Trustee


                                         DICKINSON TRUST,


                                     By: /S/ MARTIN C. DICKINSON
                                         ------------------------------
                                         Name: Martin C. Dickinson
                                         Title: Trustee


                                         MARY I. GAYLORD REVOCABLE
                                         LIVING TRUST OF 1985,


                                     By: /S/ EDWARD L. GAYLORD
                                         ------------------------------
                                         Name: Edward L. Gaylord
                                         Title: Trustee


                                         EDITH GAYLORD HARPER 1995
                                         REVOCABLE TRUST,


                                     By: /S/ EDITH GAYLORD HARPER
                                         ------------------------------
                                         Name: Edith Gaylord Harper
                                         Title: Trustee

                                        Trustees:
                                        --------


                                           /S/ EDWARD L. GAYLORD
                                           ------------------------------
                                           EDWARD L. GAYLORD

                                           /S/ EDITH GAYLORD HARPER
                                           ------------------------------
                                           EDITH GAYLORD HARPER

                                           /S/ CHRISTINE GAYLORD EVEREST
                                           ------------------------------
                                           CHRISTINE GAYLORD EVEREST

                                           /S/ EDWARD K. GAYLORD II
                                           ------------------------------
                                           EDWARD K. GAYLORD II

                                           /S/ MARTIN C. DICKINSON
                                           ------------------------------
                                           MARTIN C. DICKINSON

                                   SCHEDULE A
                            TO STOCKHOLDER AGREEMENT

NAME AND ADDRESS OF                                              NUMBER OF SHARES OF COMPANY
STOCKHOLDER                                                      COMMON STOCK OWNED OF RECORD
-----------                                                      ----------------------------
Edward L. Gaylord                                              Total Class A:                     0
P O Box 25125                                                  Total Class B:                     0
Oklahoma City, OK 73125-0125                                   Non-Trust Class B:                 0
                                                               Trust Class B:                     0

Edith Gaylord Harper                                           Total Class A:                     0
9000 Broadway Ext                                              Total Class B:                     0
Oklahoma City, OK 73114-3708                                   Non-Trust Class B:                 0
                                                               Trust Class B:                     0

Christine Gaylord Everest                                      Total Class A:                     0
6608 N Pennsylvania Avenue                                     Total Class B:             2,595,489
Oklahoma City, OK 73116-5315                                   Non-Trust Class B:                 0
                                                               Trust Class B:             2,595,489

Edward K. Gaylord II                                           Total Class A:                     0
RR 8 Box 104B                                                  Total Class B:             1,207,500
Guthrie, OK 73044-9059                                         Non-Trust Class B:                 0
                                                               Trust Class B:             1,207,500

Louise Gaylord Bennett                                         Total Class A:                 5,512
1604 Dorchester Drive                                          Total Class B:             2,834,730
Oklahoma City, OK 73120-1205                                   Non-Trust Class B:                 0
                                                               Trust Class B:             2,834,730

Mary I. Gaylord                                                Total Class A:                     0
P O Box 25125                                                  Total Class B:                     0
Oklahoma City, OK 73125-0125                                   Non-Trust Class B:                 0
                                                               Trust Class B:                     0

Edward L. Gaylord, Trustee                                     Total Class A:                44,100
Edward L. Gaylord Revocable Trust                              Total Class B:            14,055,577
P O Box 25125                                                  Non-Trust Class B:           147,582
Oklahoma City, OK 73125-0125                                   Trust Class B:            13,907,995

Edward L. Gaylord, Trustee                                     Total Class A:                     0
Mary I. Gaylord Revocable Living Trust                         Total Class B:             2,585,940
of 1985                                                        Non-Trust Class B:                 0
P O Box 25125                                                  Trust Class B:             2,585,940
Oklahoma City, OK 73125-0125

Edith Gaylord Harper, Trustee                                  Total Class A:                     0
Edith Gaylord Harper 1995 Revocable Trust                      Total Class B:             6,400,114
9000 Broadway Ext.                                             Non-Trust Class B:         1,190,802
Oklahoma City, OK 73114-3708                                   Trust Class B:             5,209,312



Martin C. Dickinson, Trustee                                   Total Class A:                     0
Martin C. Dickinson Revocable Trust                            Total Class B:               281,477
P O Box 7078                                                   Non-Trust Class B:            82,479
Rancho Santa Fe, California                                    Trust Class B:               198,998

Martin C. Dickinson Trustee                                    Total Class A:                     0
Dickinson Trust                                                Total Class B:             3,596,615
P O  Box 808                                                   Non-Trust Class B:                 0
Rancho Santa Fe, California                                    Trust Class B:             3,596,615
